UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 2, 2012

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

OGE Energy Corp. is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with approximately 794,000 customers in Oklahoma and western Arkansas, and OGE Enogex Holdings LLC and its subsidiaries, a midstream natural gas pipeline business with principal operations in Oklahoma.

On August 2, 2012, Enogex LLC, a majority-owned subsidiary of OGE Enogex Holdings LLC, entered into a $250 million, three-year term loan agreement (the "agreement") with JP Morgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Documentation Agent and Union Bank, N.A. and U.S. Bank National Association, as Co-Syndication Agents with a maturity date of August 2, 2015. The agreement permits borrowings at interest rates equal to the eurodollar base rate (reserve adjusted, if applicable), plus a margin (as determined on the basis of Enogex LLC's then current unsecured long-term debt rating) of 1.25% to 2.00%, or an alternate base rate, plus a margin (as determined on the basis of Enogex LLC's then current unsecured long-term debt rating) of 0.25% to 1.00%. Based on Enogex LLC's current current credit ratings, the interest rate on the term loan would be LIBOR +150 basis points.

The agreement contains substantially the same terms and covenants as Enogex's revolving credit agreement agreement dated December 13, 2011 and are summarized below.

The agreement contains a financial covenant requiring Enogex LLC to maintain a ratio of consolidated funded debt to consolidated earnings before interest, taxes depreciation and amortization ("EBITDA") as of the last day of each fiscal quarter of less than or equal to 5.00 to 1.00; provided that, for any three fiscal quarters including and following any fiscal quarter in which the aggregate value of one or more acquisitions made by Enogex LLC or its subsidiaries exceeds $25 million in the aggregate for the prior twelve-month period, the consolidated funded EBITDA ratio as of the last day of each such fiscal quarter would be permitted to be up to 5.50 to 1.00.

The agreement also contains covenants which restrict the respective borrower and certain subsidiaries in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of indebtedness, incurrence of liens, transactions with affiliates, designation of subsidiaries as Excluded Subsidiaries (as defined in the agreement), restricted payments and changes in the nature of their respective businesses. The agreement is subject to acceleration upon the occurrence of any default, including, among others, payment defaults on such facility, breach of representations, warranties and covenants, acceleration of indebtedness (other than intercompany and non-recourse indebtedness of less than $20 million) of $40 million or more in the aggregate, change of control (as defined in the agreement), nonpayment of uninsured and unstayed judgments in excess of $65 million, and the occurrence of certain ERISA and bankruptcy events, subject where applicable to specified cure periods.

For further information regarding the terms of the agreement, see the agreement attached as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01
Term loan agreement dated as of August 2, 2012, by and between Enogex LLC and JP Morgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Documentation Agent and Union Bank, N.A. and U.S. Bank National Association, as Co-Syndication Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

August 7, 2012